Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-254756, 333-254756-01, and 333-254756-02 on Form F-3 of our reports dated 10 March 2023 relating to the financial statements of GSK plc and the effectiveness of GSK plc’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of GSK plc for the year ended 31 December 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

10 March 2023